Exhibit 99.2

Investor Update	Issue Date: October 23, 2014

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the financial and operational outlook for the Company for fourth quarter and full-year 2014.

Capacity

For fourth quarter 2014, the Company estimates its consolidated system available seat miles (“ASMs”) to increase between 0.5% and 1.5% compared to the same period in the prior year. The Company estimates its full-year 2014 consolidated system ASMs to increase between 0.2% and 0.4% year-over-year.

Revenue

The Company expects its fourth-quarter 2014 consolidated passenger revenue per available seat mile (“PRASM”) to be between a decrease of 1.0% and an increase of 1.0% versus the fourth quarter of 2013. This guidance is negatively impacted by 1.5 percentage points related to certain interline ticket reconciliations the Company recorded in the fourth quarter of 2013.

UAL estimates cargo and other revenue to be between $1.1 billion and $1.2 billion in the fourth quarter.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is down 1.2 points and mainline international advance booked seat factor is up 0.6 points. Mainline Atlantic advance booked seat factor is up 2.1 points, mainline Pacific advance booked seat factor is up 0.4 points and mainline Latin America advance booked seat factor is down 1.4 points. Regional advance booked seat factor is down 1.2 points.

Non-Fuel Expense

For the fourth quarter 2014, the Company expects consolidated cost per ASM (“CASM”), excluding profit sharing, fuel, third-party business expenses and special charges, to increase 1.25% to 2.25% year-over-year. The Company expects full-year 2014 consolidated CASM, excluding profit sharing, fuel, third-party business expenses and special charges, to increase 1.2% to 1.6% year over year.

The Company expects to record between $65 million and $75 million of third-party business expense in the fourth quarter and between $534 million and $544 million for full-year 2014. Corresponding third-party business revenue associated with third-party business activities is recorded in other revenue.

Fuel Expense

UAL estimates its consolidated fuel price, including the impact of settled hedges, to be between $2.76 and $2.81 per gallon for the fourth quarter and between $3.00 and $3.03 for full-year 2014. The company expects approximately $100 million in cash settled hedge losses in the fourth quarter of 2014, with $70 million of losses included in fuel expense and $30 million of losses included in non-operating expense. These estimates are based on the October 16, 2014 fuel forward curve.

Non-Operating Expense

The Company estimates non-operating expense to be between $190 million and $220 million for the fourth quarter and between $693 million and $723 million for full-year 2014. These estimates include cash settled hedge losses of approximately $30 million in the fourth quarter of 2014, based on the October 16, 2014 fuel forecast. The Company excludes the non-cash impact of fuel hedges from its non-operating expense guidance and non-GAAP earnings.

Profit Sharing and Share-Based Compensation

For 2014, the Company will pay approximately 10% of total adjusted earnings as profit sharing to employees for adjusted earnings up to a 6.9% adjusted pre-tax margin and approximately 14% for any adjusted earnings above that amount. Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense.

Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $84 million for full-year 2014.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

The Company expects between $1.00 billion and $1.05 billion of gross capital expenditures in the fourth quarter and approximately $3.1 billion for full-year 2014, including net purchase deposits. UAL’s gross capital expenditures exclude fully reimbursable capital projects.

The Company expects scheduled debt and capital lease payments of between $500 million and $510 million in the fourth quarter and approximately $2.6 billion for full-year 2014, including all pre-payments made year to date. The difference versus prior full-year guidance is primarily attributable to the redemption in the third quarter of 2015 of the entire $800 million of the company’s 6.75% senior secured notes due 2015. In the third quarter, the company also issued an additional $500 million tranche of term loan debt.

Pension Expense and Contributions

The Company estimates that its pension expense will be approximately $130 million for full-year 2014. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company expects to make approximately $290 million of cash contributions to its defined benefit pension plans in 2014.

Taxes

UAL currently expects to record minimal cash income taxes in 2014.

Company Outlook

Fourth-Quarter and Full-Year 2014 Operational Outlook

	Estimated 4Q 2014	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2014		Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	25,918 - 26,183	(2.1%) - (1.1%)
Atlantic	10,748 - 10,859	(2.6%) - (1.6%)
Pacific	10,049 - 10,145	4.4% - 5.4%
Latin America	5,293 - 5,339	16.7% - 17.7%
Total Mainline Capacity	52,008 - 52,526	0.7% - 1.7%
Regional	7,995 - 8,074	(0.3%) - 0.7%
Consolidated Capacity
Domestic	33,605 - 33,947	(1.8%) - (0.8%)	135,998	136,340	(1.5%) - (1.3%)
International	26,398 - 26,653	3.7% - 4.7%	109,812	110,067	2.4% - 2.6%
Total Consolidated Capacity	60,003 - 60,600	0.5% - 1.5%	245,810	246,407	0.2% - 0.4%
Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America
Total Mainline System Traffic	Traffic guidance to be provided at a future date
Regional System Traffic
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic
Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor	Load factor guidance to be provided at a future date
Regional Load Factor
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

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Company Outlook

Fourth-Quarter and Full-Year 2014 Financial Outlook

	Estimated 4Q 2014	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2014	Year-Over-Year % Change Higher/(Lower)
Passenger Revenue (¢/ASM)
Mainline Passenger Unit Revenue	12.01 - 12.25	0.0% - 2.0%
Consolidated Passenger Unit Revenue	13.23 - 13.50	(1.0%) - 1.0%
Cargo and Other Revenue ($B)	$1.1 - $1.2
Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	13.29 - 13.44	(2.7%) - (1.6%)	13.46 - 13.55	(1.4%) - (0.6%)
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.04 - 14.21	(3.7%) - (2.5%)	14.35 - 14.44	(1.2%) - (0.5%)
Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.21 - 9.30	1.8% - 2.8%	9.03 - 9.07	0.8% - 1.2%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.73 - 9.83	1.25% - 2.25%	9.61 - 9.65	1.2% - 1.6%
Third-Party Business Expenses ($M)	$65 - $75		$534 - $544
Select Expense Measures ($M)
Aircraft Rent	$215 - $220		$883 - $888
Depreciation and Amortization	$425 - $430		$1,673 - $1,678
Fuel Expense
Mainline Fuel Consumption (Million Gallons)	~765		~3,179
Consolidated Fuel Consumption (Million Gallons)	~940		~3,897
Consolidated Fuel Price Excluding Hedges (Price per Gallon)	$2.65 - $2.70		$2.98 - $3.01
Consolidated Fuel Price Including Settled Hedges (Price per Gallon)	$2.76 - $2.81		$3.00 - $3.03
Cash Settled Fuel Hedges ($M)[1]
Operating	~$70
Non-Operating	~$30
Non-Operating Expense ($M)
Non-Operating Expense[2,3]	$190 - $220		$693 - $723
Income Taxes
Effective Income Tax Rate	0%		0%
Capital Expenditures ($B)
Gross Capital Expenditures incl. Purchase Deposits	$1.00 - $1.05		~$3.1
Scheduled Debt and Capital Lease Payments ($M)	$500 - $510		~$2.6B

1.	As of October 16, 2014 fuel forecast
2.	Excludes special charges
3.	Excludes non-cash gains/losses on fuel hedges

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Company Outlook

Fuel Price Sensitivity

As of October 16, 2014, the Company had hedged 39% of its projected fuel requirements for fourth-quarter 2014 and 30% for full-year 2014. The Company uses a combination of swaps, three-way and four-way collars on aircraft fuel and Brent crude oil.

With the Company’s current portfolio, hedge gains/losses are recorded in both fuel expense and non-operating expense (cash-settled and non-cash). The table below outlines the Company’s estimated cash hedge impacts at various price points based on the October 16, 2014 fuel forecast, where Brent spot price was $84.47 per barrel and full year average is $101.89 per barrel. With the current portfolio, hedge gains/losses are recognized in both Fuel Expense and Non-Operating Expense.

Fuel Scenarios*	Cash Hedge Impact	4Q14
		forecast
+$40 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.63
	Hedge Gain/(Loss) ($/gal)	0.10
+$30 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.39
	Hedge Gain/(Loss) ($/gal)	0.06
+$20 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.16
	Hedge Gain/(Loss) ($/gal)	(0.00)
+$10 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92
	Hedge Gain/(Loss) ($/gal)	(0.04)
Current Price	Fuel Price Excluding Hedge** ($/gal)	$2.68
($84.47/bbl)	Hedge Gain/(Loss) ($/gal)	(0.11)
($10) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.44
	Hedge Gain/(Loss) ($/gal)	(0.19)
($20) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.20
	Hedge Gain/(Loss) ($/gal)	(0.26)
($30) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$1.97
	Hedge Gain/(Loss) ($/gal)	(0.34)
($40) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$1.73
	Hedge Gain/(Loss) ($/gal)	(0.41)

*	Projected fuel scenarios represent hypothetical fuel curves parallel to the baseline October 16, 2014 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs

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Company Outlook

Fleet Plan

As of October 23, 2014, the Company’s fleet plan was as follows:

	Mainline Aircraft in Scheduled Service
	YE 2013	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2014	FY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8/9	8	2	—	2	2	14	6
B767-300/400	51	—	—	—	—	51	—
B757-200/300	131	(3)	(9)	(11)	(14)	94	(37)
B737-700/800/900	254	9	10	5	5	283	29
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	693	8	1	(4)	(7)	691	(2)

	Regional Aircraft in Scheduled Service
	YE 2013	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2014	FY Δ
Q400	28	—	—	—	—	28	—
Q300	5	—	—	—	—	5	—
Q200	16	—	—	—	—	16	—
ERJ-145	277	—	(18)	(10)	(10)	239	(38)
ERJ-135	9	—	—	—	—	9	—
CRJ200	75	—	—	(1)	(6)	68	(7)
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—
EMB 175	—	—	7	12	13	32	32

Total Regional Aircraft	572	—	(11)	1	(3)	559	(13)

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below. The share count numbers below do not incorporate any share repurchase activity that may occur during the quarter.

	4Q 2014
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	371	371	$—
$1 million - $44 million	371	372	—
$45 million - $71 million	371	376	—
$72 million - $367 million	371	386	3
$368 million or greater	371	387	3

	Full Year 2014
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	371	371	$—
$1 million - $158 million	371	371	—
$159 million - $286 million	371	378	3
$287 million - $1,331 million	371	389	11
$1,332 million or greater	371	393	23

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GAAP to Non-GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. In addition, UAL believes that excluding non-cash (gains)/losses on fuel hedges from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

	Estimated 4Q 2014		Estimated FY 2014
	Low	High	Low	High
Mainline Unit Cost (¢/ASM)
Mainline CASM Excluding Profit Sharing	13.41	13.56	13.71	13.80
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	13.41	13.56	13.71	13.80
Less: Third-Party Business Expenses	0.12	0.12	0.25	0.25

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.29	13.44	13.46	13.55
Less: Fuel Expense (c)	4.08	4.14	4.43	4.48

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.21	9.30	9.03	9.07

	Low	High	Low	High
Consolidated Unit Cost (¢/ASM)
Consolidated CASM Excluding Profit Sharing	14.15	14.32	14.57	14.66
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	14.15	14.32	14.57	14.66
Less: Third-Party Business Expenses	0.11	0.11	0.22	0.22

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.04	14.21	14.35	14.44
Less: Fuel Expense (c)	4.31	4.38	4.74	4.79

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.73	9.83	9.61	9.65

	Low	High	Low	High
Non-operating Expense ($M)
Non-operating expense	$365	$395	$984	$1,014
Exclude: Non-cash losses on fuel hedges	175	175	294	294

Non-operating expense, adjusted (b)	$190	$220	$690	$720

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com